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                                                                   EXHIBIT 10.14

                      SECURITY AGREEMENT AND ASSIGNMENT OF
                   EUROPEAN AMERICAN BANK SAFEKEEPING ACCOUNT


To:
LaSalle National Bank Chicago, Illinois 60674

Ladies and Gentlemen:

The undersigned hereby expressly assigns, grants, transfers and pledges to LASALLE NATIONAL BANK (the "Bank"), as security for the payment to the Bank of all of its obligations to the Bank, howsoever created, arising or evidenced, whether direct or indirect, joint, several or joint and several, absolute or contingent, now or hereafter existing, or due or to become due under that certain Loan Agreement (as amended, the "Agreement"), dated as of February 12, 1997, between the undersigned and the Bank (the "Obligations"), a security interest in the 1,500,000 shares of common stock of Cole Taylor Bank (the "Pledged Shares") deposited in a safekeeping account (the "Account") with EUROPEAN AMERICAN BANK (the "Custodian") pursuant to that certain Third Party Safekeeping Agreement dated as of December 29, 1997 (as amended, the "Safekeeping Agreement") among the undersigned, the Bank and the Custodian, together with all substitutions or replacements of the Pledged Shares, as well as all additions to, and income, interest and dividends on the Pledged Shares and also including all stock received by the Custodian as the result of any stock splits and stock dividends declared on the Pledged Shares (collectively, the "Collateral"). The undersigned represents and warrants to the Bank that it is the owner of the Collateral and has full power and authority to enter into this Agreement and no other consents of any other persons are required to be obtained in connection with the execution and delivery of this Agreement, and that the Collateral is subject to no existing security agreement or lien.

It is agreed that the Collateral may be held, dealt with, and disposed of by the Bank, in accordance with the terms, conditions and powers contained in the instrument or instruments evidencing said Obligations as if the Collateral were specifically described therein and stated to be collateral therefore, and that this Agreement shall in no way be construed as limiting or modifying in any respect the terms of the instrument or instruments evidencing such Obligations.

It is further agreed that, as long as any such Obligations shall remain unpaid
(i) the Custodian shall hold possession of the Collateral, as security for the payment of all such Obligations and the undersigned will be unable to transfer, withdraw, or assign any of the Collateral, or any interest therein, or take any other action with respect thereto without the Bank's prior written consent; (ii) the Custodian shall deliver all or any part of the Collateral, or the proceeds from the sale thereof, to the Bank on the Banks request therefor in whatever form the Bank requests, and without any further agreement or consent from the undersigned; (iii) the Bank's receipt to the Custodian of such Collateral so delivered by the Custodian shall be a full and complete receipt and acquittance to the Custodian, as fiduciary under the Account; and (iv) the agreement and instructions governing the Account are hereby modified to effectuate all the provisions hereof.
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If at any time hereafter, the undersigned receives or is entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account, or in respect, of the Collateral, or any proceeds thereof, such additional property shall also be deemed Collateral and the undersigned shall accept such property as the Bank's agent, in trust for the Bank without commingling such Collateral with any other property of the undersigned and shall, upon receipt, promptly deliver such Collateral to the Custodian for the benefit of the Bank in the exact form so received, with any necessary endorsements or stock powers executed by the undersigned in blank; provided, however, that Borrower shall be entitled to receive and retain all cash dividends issued prior to the occurrence of an Event of Default (an "Event of Default" as defined in the Agreement).

Until the occurrence of an Event of Default, the Borrower may direct the Custodian in writing to vote, give consents, waivers or ratifications in respect of its ownership of the Collateral. Upon the occurrence of an Event of Default, the Bank may direct the Custodian in writing to sell, assign, or otherwise dispose (collectively, a "Disposition") of the Collateral in exchange for cash or credit subject to the terms hereof and of the Safekeeping Agreement. The Custodian shall effect any Disposition of Collateral in accordance with the terms of the Safekeeping Agreement.

The undersigned hereby appoints the Bank as its proxy and attorney-in-fact; provided, that the Bank shall not be entitled to exercise any rights as proxy and attorney-in-fact unless an Event of Default has occurred and is continuing. As proxy and attorney-in-fact and subject to the terms hereof and of the Safekeeping Agreement, the Bank is authorized to take any action regarding the Collateral deemed necessary by the Bank to protect the security interest of the Bank in the Collateral. The undersigned and the Bank acknowledge that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

The undersigned agrees to take all actions reasonably deemed necessary by the Bank, and, after the occurrence and during the continuance of an Event of Default, authorizes the Bank to take all such actions in its place and stead, to establish and maintain a valid, perfected first priority security interest in the Collateral in favor of the Bank to secure the payment of the Obligations and to indemnity and reimburse the Bank for all cost and expenses incurred by the Bank in connection therewith.

 The undersigned further agrees to defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of the Bank and the undersigned shall indemnify and hold the Bank harmless from and against any and all such adverse claims. The undersigned agrees that it shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and that the Bank shall have no liability or obligation to the undersigned with respect to monitoring the value o the property or for ascertaining any maturities, call, conversions, exchanges, offers, tenders or similar matters relating to any of the Collateral or for informing the undersigned with respect to any of such matters (irrespective of whether the Bank actually has, or may be deemed to have, knowledge thereof). The Bank shall not be liable for its failure to give notice to the undersigned of a default under any agreement or document evidencing any of the Obligations, unless specifically provided for therein, nor shall
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the Bank be liable for its failure to use due diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to the undersigned for what the Bank may actually collect and receive thereon. The foregoing provisions of this paragraph shall be fully applicable to all securities or similar property held in pledge hereunder, irrespective of whether the Bank may have exercised any right to have such securities or similar property registered in its name or in the name of a nominee, and the Bank is hereby released from any liability resulting from any of the foregoing.

This Agreement and the rights and obligations of the parties hereunder shall be contested and interpreted in accordance with the laws of the State of Illinois applicable to agreements made and to be wholly performed in such state.

The Bank is hereby authorized to deliver a copy of this Agreement to the Custodian, and such delivery shall constitute the undersigned's direction to the Bank to effectuate the provisions of this Agreement.




Dated as of September 1, 1998



TAYLOR CAPITAL GROUP, INC.


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